Exhibit 99.1


May 9, 2006

John Lowber, (907) 868-5628; jlowber@gci.com
Bruce Broquet, (907) 868-6660; bbroquet@gci.com
David Morris, (907) 265-5396; dmorris@gci.com

FOR IMMEDIATE RELEASE


                GCI REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

         o Consolidated revenue of $112.8 million
         o Net income of $3.3 million or $0.06 per diluted share
         o EBITDA of $37.1 million

         ANCHORAGE, AK -- GCI (NASDAQ:GNCMA) today reported net income of $3.3 million, or earnings per diluted share of $0.06, for the first quarter of 2006. The company's first quarter net income compares to income of $4.7 million, or earnings per diluted share of $0.08 in the same period of 2005.

         GCI's first quarter 2006 revenues totaled $112.8 million, an increase of 5.9 percent over the first quarter of 2005. Revenue increases in GCI's Consumer, Network Access and Commercial segments were partially offset by decreased revenue in the Managed Broadband segment.

         First quarter 2006 earnings before interest, taxes, depreciation, amortization and non-cash share based compensation expense (EBITDA) totaled $37.1 million. EBITDA increased $2.6 million or 7.5 percent from the first quarter of 2005. First quarter 2005 EBITDA totaled $34.5 million including the MCI credit utilized of $0.9 million.

         Sequentially, revenues for the company increased slightly over fourth quarter 2005 revenues of $112.1 million. As expected, first quarter EBITDA of $37.1 million decreased from EBITDA of $42.9 million in the fourth quarter of 2005. EBITDA for the fourth quarter of 2005 included a $7.5 million net benefit from a claims settlement.

         For the first quarter of 2006, GCI met its revenue and EBITDA guidance. The company expected revenues of approximately $112 million to $114 million, and EBITDA of approximately $37 million, excluding non-cash stock based compensation expense. GCI reaffirms its guidance for revenues of $450 to $460 million and EBITDA of $150 million to $154 million for the year 2006. Second quarter revenues are expected to range between $112 million to $114 million and EBITDA is expected to increase from the first quarter.

         "First quarter results are in line with expectations and we expect that the next three quarters will each be stronger than the first as we continue to successfully grow our business", said Ron Duncan, GCI President. "This is the first report in our new format which reflects our new organizational focus on customers rather than products. We believe this change will enhance the quality of our customer's experience and allow us to more efficiently manage technological and product convergence."


Highlights

     o Consumer revenues increased to $42.7 million, an increase of 6.2 percent over the prior year and increased 1.9 percent from the fourth quarter of 2005. The increases were due primarily to an increase in video and wireless sales.

     o Network Access revenues increased to $37.8 million, an increase of 10.9 percent over the prior year and increased 1.3 percent over the fourth quarter of 2005. The increase in revenues is due primarily to a 27.1 percent increase in long distance minutes carried on GCI's network for other common carriers for the first quarter of 2006 as compared to the first quarter of 2005. Minutes for the first quarter of 2006 increased
         5.3 percent from the fourth quarter of 2005. The effect on revenues of increases in minutes for the first quarter of 2006 were partially offset by rate decreases.

     o Commercial revenues increased 2.8 percent over the prior year and decreased 2.6 percent from the fourth quarter of 2005. Commercial data subscriber increases primarily contributed to the revenue increase over the prior year.

     o GCI has provisioned 25,100 consumer and commercial lines on its Digital Local Phone Service (DLPS) facilities at the end of the first quarter of 2006, an increase of 3,200 lines over the fourth quarter of 2005. GCI's goal is to increase the total lines provided on its own facilities by 20,000 during 2006.

     o GCI local access lines remained relatively unchanged for the quarter after excluding approximately 500 Internet Service Provider dial-up lines that were turned down during the first quarter of 2006. Consumer, Network Access and Commercial local access lines totaled 112,500 at the end of the first quarter of 2006 representing an estimated 26 percent share of the total access lines market in Alaska.

     o GCI has 80,900 consumer and commercial cable modem access customers at the end of the first quarter of 2006, an increase of 3,500 over the 77,400 cable modem customers at year-end 2005. GCI customers continue to migrate from dial up access service to cable modem. Average monthly revenue per cable modem totaled $31.22 for the first quarter of 2006.

     o Through April 30, 2006 GCI repurchased 893,142 shares of its Class A Common shares at a cost of approximately $10.1 million or $11.36 per share. Depending on market conditions and the availability of free cash flows, the company is authorized to purchase an additional $12.9 million of Class A shares by the end of the second quarter of 2006.


Consumer
         Total consumer revenues increased 6.2 percent to $42.7 million as compared to $40.2 million in the first quarter of 2005 and increased 1.9 percent from the fourth quarter of 2005. The increase in revenue over the prior year is due primarily to an increase in video and wireless sales resulting from an increase in subscribers and an increase in subscribers purchasing digital services.

         Consumer voice revenues decreased 5.7 percent from the prior year primarily due to a decrease in volume of long distance usage. Consumer local access lines in service are relatively unchanged from the prior year and from the fourth quarter of 2005. GCI converted 2,800 consumer access lines to its own facilities during the first quarter.

         Consumer video revenue increased 4.8 percent over the prior year and increased 1.9 percent over the fourth quarter of 2005. The increase in revenue is due to improving rates in certain markets and increases in video subscribers purchasing digital service and renting high definition / digital video recorder converters.

         Consumer data revenues increased 12.9 percent over the prior year and
9.4 percent over the fourth quarter of 2005. The increase in consumer data revenues is due to an increase in cable modem customers. GCI added 10,700 consumer cable modem customers over the prior year and 3,200 customers during the first quarter of 2006.

         Consumer wireless revenues increased substantially during the first quarter of 2006. The increase in revenue is due in part to a new GCI packaged offering that features Motorola's new Razr phone at a significant value to the consumer.

Network Access
         Network access revenues increased 10.9 percent to $37.8 million as compared to 34.1 million in the first quarter of 2005 and increased 1.3 percent from the fourth quarter of 2005.

         Voice revenues increased 16.7 percent over the prior year and increased
2.1 percent from the fourth quarter of 2005. Network access minutes increased
27.1 percent to 288.0 million minutes for the first quarter of 2006 as compared to the first quarter of 2005. Minutes for the first quarter of 2006 increased
5.3 percent from the fourth quarter of 2005. The effect on revenues of increases in minutes for the first quarter of 2006 were partially offset by rate decreases.

         Data revenues were relatively unchanged from the prior year and from the fourth quarter of 2005.

Commercial
         Commercial revenues increased 2.8 percent to $26.1 million as compared to $25.4 million in the first quarter of 2005 and decreased 2.6 percent from the fourth quarter of 2005.

         Increases in video, data and wireless revenues were partially offset by a decrease in voice revenues due primarily to declining rates per minute when compared to the first quarter of 2005. Commercial revenues decreased from the fourth quarter of 2005 due to a decrease in managed services revenues.

         GCI converted 400 commercial local access lines to its own facilities during the first quarter.

         Basic commercial video customers increased by 1,300 subscribers from the prior year and increased by 1,000 subscribers from the fourth quarter of 2005. Commercial video customers are primarily hotel video customers.

Managed Broadband
         Managed broadband revenues totaled $6.2 million in the first quarter of 2006, a decrease of 8.8 percent from the first quarter of 2005 and an increase of 3.3 percent over the fourth quarter of 2005. The decrease from the prior year quarter is due to fewer multi-site SchoolAccess customers and a decrease in rates charged for certain services provided to rural health customers. The decrease in multi-site customers was off-set by an increase in single-site SchoolAccess customers which generate less revenue.

Other Items
         Total selling, general and administrative expenses (SG&A) increased 6.7 percent to $39.7 million as compared to $37.2 million in the first quarter of 2005 and decreased 2.2 percent from the fourth quarter of 2005. The increase was due primarily to an increase in medical claims, information technology costs and share-based compensation expense due to the adoption of a new accounting rule on January 1, 2006. SG&A expenses are recorded by segment using a combination of direct charges and an allocation based on prior year gross margins by segment.

         During the first quarter of 2006 GCI's capital expenditures totaled $14.9 million as compared to $15.2 million in the fourth quarter of 2005.

         GCI will hold a conference call to discuss the quarter's results on Wednesday, May 10, 2006 beginning at 2 p.m. (Eastern). To access the briefing on May 10, dial 888-603-9217 (International callers should dial 415-228-4584.) and identify your call as "GCI." In addition to the conference call, GCI will make available net conferencing. To access the call via net conference, log on to www.gci.com and follow the instructions. A replay of the call will be available for 72-hours by dialing 866-454-2100, access code 7461 (International callers should dial 203-369-1240.)

         GCI is the largest telecommunications company in Alaska. A pioneer in bundled services, GCI provides local, wireless, and long distance telephone, cable television, Internet and data communication services throughout Alaska. More information about the company can be found at www.gci.com.

         The foregoing contains forward-looking statements regarding the company's expected results that are based on management's expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward looking statements due to uncertainties and other factors, many of which are outside GCI's control. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained in GCI's cautionary statement sections of Form 10-K and 10-Q filed with the Securities and Exchange Commission.

                                      # # #

                                       GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                             CONSOLIDATED BALANCE SHEETS
                                                                                           (Unaudited)
(Amounts in thousands)                                                                      March 31,       December 31,
                                        Assets                                                2006             2005
--------------------------------------------------------------------------------------- ---------------   ---------------
Current assets:
  Cash and cash equivalents                                                             $    43,031           44,362
                                                                                        ---------------   ---------------

  Receivables                                                                                82,598           78,279
  Less allowance for doubtful receivables                                                     5,891            5,317
                                                                                        ---------------   ---------------
     Net receivables                                                                         76,707           72,962

  Deferred income taxes, net                                                                 17,485           19,596
  Prepaid expenses                                                                            6,933            8,347
  Notes receivable from related parties                                                       3,484              922
  Inventories                                                                                 3,135            1,556
  Property held for sale                                                                      2,314            2,312
  Other current assets                                                                        2,540            2,572
                                                                                        ---------------   ---------------
       Total current assets                                                                 155,629          152,629
                                                                                        ---------------   ---------------

Property and equipment in service, net of depreciation                                      440,814          453,008
Construction in progress                                                                     15,690            8,337
                                                                                        ---------------   ---------------
       Net property and equipment                                                           456,504          461,345
                                                                                        ---------------   ---------------

Cable certificates                                                                          191,565          191,565
Goodwill                                                                                     42,181           42,181
Other intangible assets                                                                       6,274            6,201
Deferred loan and senior notes costs, net of amortization of $1,702
  and $1,451 at March 31, 2006 and December 31, 2005, respectively                            7,760            8,011
Notes receivable from related parties                                                            90            2,544
Other assets                                                                                 11,427            9,299
                                                                                        ---------------   ---------------
    Total other assets                                                                      259,297          259,801
                                                                                        ---------------   ---------------
       Total assets                                                                     $   871,430          873,775
                                                                                        ===============   ===============

                                                                                                                   (Continued)

                                GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                      CONSOLIDATED BALANCE SHEETS
                                             (Continued)
                                                                                           (Unaudited)
(Amounts in thousands)                                                                      March 31,      December 31,
                         Liabilities and Stockholders' Equity                                 2006             2005
--------------------------------------------------------------------------------------- ---------------   ---------------
Current liabilities:
  Current maturities of obligations under long-term debt and capital leases             $     1,774            1,769
  Accounts payable                                                                           22,401           23,217
  Deferred revenue                                                                           16,104           16,439
  Accrued payroll and payroll related obligations                                            14,757           17,925
  Accrued liabilities                                                                         7,073            6,814
  Accrued interest                                                                            2,919            9,588
  Subscriber deposits                                                                           373              361
                                                                                        ---------------   ---------------
     Total current liabilities                                                               65,401           76,113

Long-term debt                                                                              473,800          474,115
Obligation under capital leases, excluding current maturity                                   1,160                -
Obligation under capital lease due to related party, excluding current
  maturity                                                                                      613              628
Deferred income taxes, net of deferred income tax benefit                                    70,925           69,753
Other liabilities                                                                            10,876            9,546
                                                                                        ---------------   ---------------
       Total liabilities                                                                    622,775          630,155
                                                                                        ---------------   ---------------

Stockholders' equity : Common stock (no par):
    Class A.  Authorized 100,000 shares; issued 51,360 and 51,200
     shares at March 31, 2006 and December 31, 2005, respectively                           177,214          178,351

    Class B.  Authorized 10,000 shares; issued 3,839 and 3,843 shares at March 31, 2006 and December 31, 2005, respectively; con-
      vertible on a share-per-share basis into Class A common stock                           3,244            3,247

    Less cost of 291 Class A and Class B common shares held in
      treasury at March 31, 2006 and December 31, 2005                                       (1,730)          (1,730)

  Paid-in capital                                                                            16,912           16,425
  Notes receivable with related parties issued upon stock option exercise                    (1,722)          (1,722)
  Retained earnings                                                                          54,737           49,049
                                                                                        ---------------   ---------------
       Total stockholders' equity                                                           248,655          243,620
                                                                                        ---------------   ---------------
Commitments and contingencies

       Total liabilities and stockholders' equity                                       $   871,430          873,775
                                                                                        ===============   ===============

                               GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                THREE MONTHS ENDED MARCH 31, 2006 AND 2005

                                                                                             (Unaudited)
                                                                                               March 31,
(Amounts in thousands, except per share amounts)                                          2006         2005
                                                                                      ------------ ------------
Revenues                                                                              $ 112,822      106,510

Cost of goods sold (exclusive of depreciation and amortization shown
  separately below)                                                                      36,184       35,200
Selling, general and administrative expenses                                             39,614       37,180
Bad debt expense (recovery)                                                                 501         (353)
Depreciation and amortization expense                                                    20,161       17,705
                                                                                      ------------ ------------
   Operating income                                                                      16,362       16,778
                                                                                      ------------ ------------
Other income (expense):
  Interest expense                                                                       (8,554)      (8,331)
  Amortization of loan and senior notes fees                                               (251)        (483)
  Interest income                                                                           157          179
  Other                                                                                    (113)           -
                                                                                      ------------ ------------
   Other expense, net                                                                    (8,761)      (8,635)
                                                                                      ------------ ------------
   Net income before income taxes and cumulative effect of a change in
     accounting principle                                                                 7,601        8,143

Income tax expense                                                                        3,679        3,480
                                                                                      ------------ ------------
   Net income before cumulative effect of a change in accounting
     principle                                                                            3,922        4,663

Cumulative effect of a change in accounting principle, net of income tax
  benefit of $425                                                                          (608)           -
                                                                                      ------------ ------------

       Net income                                                                         3,314        4,663
Preferred stock dividends                                                                     -           93
                                                                                      ------------ ------------
       Net income available to common shareholders                                    $   3,314        4,570
                                                                                      ============ ============

Basic net income per common share:
  Net income before cumulative effect of a change in accounting principle             $    0.07         0.08
  Cumulative effect of a change in accounting principle                                   (0.01)           -
                                                                                      ------------ ------------
       Net income                                                                     $    0.06         0.08
                                                                                      ============ ============

Diluted net income per common share:
  Net income before cumulative effect of a change in accounting principle             $    0.07         0.08
  Cumulative effect of a change in accounting principle                                   (0.01)           -
                                                                                      ------------ ------------
       Net income                                                                     $    0.06         0.08
                                                                                      ============ ============

Common shares used to calculate basic EPS                                                54,561       55,108
                                                                                      ============ ============

Common shares used to calculate diluted EPS                                              56,217       56,341
                                                                                      ============ ============

                  GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                             SUPPLEMENTAL SCHEDULES
                                   (Unaudited)
(Amounts in thousands)
                                           First Quarter 2006
                      ------------------------------------------------------------------
                                     Network
                                     Access                      Managed
                        Consumer    Services     Commercial     Broadband     Totals
                        --------    --------     ----------     ---------     ------
Revenues
  Voice                $ 11,311      24,485          8,023            -       43,819
  Video                  22,003           -          1,726            -       23,729
  Data                    6,961      13,338         15,910        6,208       42,417
  Wireless                2,388           -            469            -        2,857
                      ------------------------------------------------------------------
    Total                42,663      37,823         26,128        6,208      112,822

Cost of goods
 sold                    15,923       8,776         10,424        1,061       36,184
                      ------------------------------------------------------------------

    Contribution         26,740      29,047         15,704        5,147       76,638

SG&A                     18,406       9,178          8,909        3,234       39,727
Bad debt
 expense                    257           -            139          105          501
                      ------------------------------------------------------------------
    EBITDA                8,077      19,869          6,656        1,808       36,410

Add share-based
  compensation              262         206            161           49          678
                      ------------------------------------------------------------------
    EBITDA, as
      adjusted        $   8,339      20,075          6,817        1,857       37,088
                      ==================================================================

                     GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                               SUPPLEMENTAL SCHEDULES
                                     (Unaudited)
(Amounts in thousands)
                                           First Quarter 2005
                      ------------------------------------------------------------------
                                     Network
                                     Access                      Managed
                        Consumer    Services     Commercial     Broadband     Totals
                        --------    --------     ----------     ---------     ------
Revenues
  Voice               $  11,996      20,969          8,781            -       41,746
  Video                  20,994           -          1,644            -       22,638
  Data                    6,245      13,175         14,746        6,815       40,981
  Wireless                957             -            188            -        1,145
                      ------------------------------------------------------------------
    Total                40,192      34,144         25,359        6,815      106,510

Cost of goods
 sold                    14,951       7,787         11,385        1,077       35,200
                      ------------------------------------------------------------------

    Contribution         25,241      26,357         13,974        5,738       71,310

SG&A                     17,533       8,077          8,403        3,167       37,180
Bad debt
 expense                   (245)          -            (93)         (15)        (353)
                      ------------------------------------------------------------------
    EBITDA            $   7,953      18,280          5,664        2,586       34,483
                      ==================================================================

                  GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                             SUPPLEMENTAL SCHEDULES
                                   (Unaudited)
(Amounts in thousands)
                                            Fourth Quarter 2005 (1)
                      ------------------------------------------------------------------
                                     Network
                                     Access                      Managed
                        Consumer    Services     Commercial     Broadband     Totals
                        --------    --------     ----------     ---------     ------
Revenues
  Voice               $  11,720      23,995          7,867            -       43,582
  Video                  21,612           -          1,773            -       23,385
  Data                    6,419      13,264         16,778        6,038       42,499
  Wireless                2,194           -            430            -        2,624
                      ------------------------------------------------------------------
    Total                41,945      37,259         26,848        6,038      112,090

Cost of goods
 sold                    14,645       2,109          9,419        1,098       27,271
                      ------------------------------------------------------------------

    Contribution         27,300      35,150         17,429        4,940       84,819

SG&A                     18,672       9,425          9,100        3,446       40,643
Bad debt
 expense                    501           -            324          383        1,208
Restructuring
 expense                     37           -             36            -           73
                      ------------------------------------------------------------------
    EBITDA            $   8,090      25,725          7,969        1,111       42,895
                      ==================================================================

(1) The fourth quarter of 2005 segment results are estimates that will be finalized when we report our results for the applicable quarter for the year 2006.

                  GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                             SUPPLEMENTAL SCHEDULES
                                   (Unaudited)
(Amounts in thousands)
                                            Second Quarter 2005 (1)
                      ------------------------------------------------------------------
                                     Network
                                     Access                      Managed
                        Consumer    Services     Commercial     Broadband     Totals
                        --------    --------     ----------     ---------     ------
Revenues
     Voice            $  11,592       23,939          8,796            -       44,327
     Video               21,142           -          1,889            -       23,031
     Data                 6,321      12,968         15,469        7,002       41,760
     Wireless             1,293           -            254            -        1,547
                      ------------------------------------------------------------------
       Total             40,348      36,907         26,408        7,002      110,665

Cost of goods sold       15,712       7,791         11,151        1,391       36,045
                      ------------------------------------------------------------------

     Contribution        24,636      29,116         15,257        5,611       74,620

SG&A                     17,807       8,403          8,574        3,235       38,019
Bad debt expense
 (recovery)                (220)          -           (114)         528          194
                      ------------------------------------------------------------------
       EBITDA         $   7,049      20,713          6,797        1,848       36,407
                      ==================================================================

                  GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                             SUPPLEMENTAL SCHEDULES
                                   (Unaudited)
(Amounts in thousands)
                                            Third Quarter 2005 (1)
                      ------------------------------------------------------------------
                                     Network
                                     Access                      Managed
                        Consumer    Services     Commercial     Broadband     Totals
                        --------    --------     ----------     ---------     ------
Revenues
     Voice            $  11,512      26,652          8,273            -       46,437
     Video               20,983           -          1,857            -       22,840
     Data                 6,328      13,372         16,599        6,248       42,547
     Wireless             1,619           -            318            -        1,937
                      ------------------------------------------------------------------
       Total             40,442      40,024         27,047        6,248      113,761

Cost of goods sold       15,452       7,853         11,963        1,077       36,345
                      ------------------------------------------------------------------

     Contribution        24,990      32,171         15,084        5,171       77,416

SG&A                     18,007       8,636          8,693        3,284       38,620
Bad debt expense           (429)          -           (451)         911           31
Restructuring expense       624         737            380          153        1,894
Loss on termination
 of capital lease           921       1,089            562          225        2,797
                      ------------------------------------------------------------------
       EBITDA             5,867      21,709          5,900          598       34,074

Add restructuring
 charge to be paid in
 future periods             424         502            259          104        1,289
                      ------------------------------------------------------------------
       EBITDA,
        as adjusted   $   6,291      22,211          6,159          702       35,363
                      ==================================================================

(1) The second, third and fourth quarter of 2005 segment results are estimates that will be finalized when we report our results for the applicable quarter for the year 2006.

                                                 GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                                         KEY PERFORMANCE INDICATORS
                                                               (Unaudited)
                                                                                      Mar 31, 2006               Mar 31, 2006
                                                                                     as compared to             as compared to
                                           Mar 31,     Mar 31,      Dec 31,       Mar 31,      Dec 31,       Mar 31,      Dec 31,
                                            2006        2005         2005          2005         2005          2005         2005
                                            ----        ----         ----          ----         ----          ----         ----
Consumer
Voice
    Total local access lines in service    68,600      69,000       68,400          (400)         200          -0.6%        0.3%
    DLPS access lines in service           24,100      10,400       21,300        13,700        2,800         131.7%       13.1%

Video
    Basic subscribers                     122,100     122,000      122,600           100         (500)          0.1%       -0.4%
    Digital programming tier subscribers   54,900      48,000       53,700         6,900        1,200          14.4%        2.2%
    HD/DVR converter boxes                 16,200       6,700       12,500         9,500        3,700         141.8%       29.6%
    Homes passed                          216,000     209,600      215,000         6,400        1,000           3.1%        0.5%

Data
    Cable modem subscribers                74,000      63,300       70,900        10,700        3,100          16.9%        4.4%

Commercial
Voice:
    Total local access lines in service    40,600      39,900       40,700           700         (100)          1.8%       -0.2%
    DLPS access lines in service            1,000         400          600           600          400         150.0%       66.7%

Video
    Hotels and mini-headend                13,900      12,700       12,900         1,200        1,000           9.4%        7.8%
      subscribers
    Basic subscribers                       1,500       1,400        1,500           100            -           7.1%        0.0%
                                         -----------------------------------     ----------------------     ----------------------
       Total basic subscribers             15,400      14,100       14,400         1,300        1,000           9.2%        6.9%
                                         ===================================     ======================     ======================

Data
    Cable modem subscribers                 6,900       6,000        6,500           900          400          15.0%        6.2%

Broadband
    SchoolAccess(R) customers                  47          43          (47)            4            -           9.3%        0.0%
    Rural health customers                     21          21           21             -            -           0.0%        0.0%

Combined Consumer & Commercial
Wireless
    Total lines in service                 20,100       9,500       16,100        10,600        4,000         111.6%       24.8%

                                                                                      Mar 31, 2006               Mar 31, 2006
                                                  Three Months Ended                 as Compared to             as Compared to
                                           Mar 31,     Mar 31,      Dec 31,       Mar 31,      Dec 31,       Mar 31,      Dec 31,
                                            2006        2005         2005          2005         2005          2005         2005
                                            ----        ----         ----          ----         ----          ----         ----
Consumer
Voice
    Long-distance minutes carried
      (in millions)                          36.9        40.8         40.2          (3.9)        (3.3)         -9.6%       -8.2%

Video
    Avgerage gross revenue per
      subscriber                          $ 63.87     $ 59.25      $ 60.00        $ 4.62       $ 3.87           7.8%        6.5%

NAS
Voice
    Long-distance minutes carried
      (in millions)                         288.0       226.6        273.5          61.4         14.6          27.1%        5.3%

Commercial
Voice:
    Long-distance minutes carried
      (in millions)                          35.1        35.1         33.2           0.0          1.9           0.1%        5.8%

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Millions)

                                                                 Three Months Ended
                                                      March 31,       March 31,      December 31,
                                                        2006            2005             2005
                                                    ------------    ------------    --------------
   EBITDA, as adjusted (Note 1)                    $    37.2            34.5             43.0
   Share-based compensation expense                     (0.7)            ---             (0.1)
                                                    ------------    ------------    --------------
   EBITDA (Note 2)                                      36.5            34.5             42.9
   Depreciation and amortization expense               (20.1)          (17.8)           (19.6)
                                                    ------------    ------------    --------------
         Operating income                               16.4            16.7             23.3
                                                    ------------    ------------    --------------

   Other income (expense):
       Interest expense                                 (8.6)           (8.3)            (8.4)
       Amortization of loan and senior  notes
         fee expense                                    (0.3)           (0.5)            (0.2)
       Interest income                                   0.1             0.2              0.1
                                                    ------------    ------------    --------------
         Other expense, net                             (8.8)           (8.6)            (8.5)
                                                    ------------    ------------    --------------
         Net income before income taxes and
           cumulative effect of a change in
           accounting principle                          7.6             8.1             14.8

   Income tax expense                                   (3.7)           (3.5)            (6.2)
                                                    ------------    ------------    --------------
         Net income before cumulative effect
           of a change in accounting
           principle                                     3.9             4.6              8.6
       Cumulative effect of change in
         accounting principle, net of income
         tax benefit of $0.4                            (0.6)            ---              ---
                                                    ------------    ------------    --------------
             Net income                            $     3.3             4.6              8.6
                                                    ============    ============    ==============

Notes:
(1) EBITDA (as defined in Note 2 below) before deducting share-based compensation expense.

(2) EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of Net Income, Interest Expense, Amortization of Loan and Senior Notes Fees, Interest Income, Income Tax Expense, and Depreciation and Amortization Expense. EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.